December 23, 2010

Mr. Christopher Mulvihill
President
Boomerang Systems, Inc.
355 Madison Avenue
Morristown, NJ  07960

Dear Mr. Mulvihill:

Boomerang Systems, Inc., a Delaware corporation (“Borrower” or “Company”), has requested the individuals and entities listed on the signature page hereto, (each a “Lender” and collectively “Lenders”) to extend credit to it to enable it upon the terms, and subject to the conditions, of this letter agreement (the “Commitment Letter”), to borrow (a) at any time and from time to time, prior to the Expiration Date (as defined below) up to an aggregate principal amount at any time outstanding not in excess of $3,250,000, the proceeds of such borrowings to be used by Borrower to fund Borrower’s working capital requirements.  Lenders are willing to provide such credit facility to Borrower upon the terms and subject to the conditions set forth in this Commitment Letter.

Accordingly, in consideration of the foregoing statements and the execution and delivery to Lenders of this Commitment Letter and a Note (as defined below), each Lender agrees as to itself as follows:

1.           Upon the terms, and subject to the conditions of, this Commitment Letter, Lenders agree to make loans (“Loans”) to Borrower, at any time and from time to time on or after the date of this Commitment Letter (the “Commitment Date”) and until the Expiration Date (as defined below) in accordance with the terms hereof, in an aggregate principal amount not to exceed $3,250,000 (the “Commitment”).  Each Lender irrevocably commits to lend up to the amount set forth next to such Lender’s name on the signature page hereof in accordance with the terms hereof.  “Expiration Date,” as used herein, means the earliest of (a) January 1, 2012, and (b) the consummation of a private or public offering of the Company’s common stock yielding gross proceeds to the Company in an amount not less than $5,000,000.

2.           Borrower shall give Lenders written or telecopy notice, or telephone notice promptly confirmed in writing or by telecopy (each, a “Notice of Borrowing”), not later than 2:00 p.m., New York time, two Business Days before the date of each proposed borrowing. The date of any borrowing is referred to as a “Commitment Date”.  Each Notice of Borrowing shall be irrevocable and in each case refer to this Agreement and specify the date of such borrowing (which shall be a business day) and the amount thereof.  Each Loan shall be made by all lenders on a pro rata basis in proportion to the amount of each Lenders commitment.  For example, and for illustration purposes only, if there were four Lenders, each of whom committed $500,000, if Borrower sought to borrow $1,000,000, each Lender would be required to loan $250,000.  The minimum amount of each borrowing is $250,000 and the maximum number of borrowings is $3,250,000.

3.           The Loans shall be evidenced by note duly executed on behalf of Borrower, dated the Commitment Date, in substantially the form attached hereto as Exhibit A (the “Notes”), payable to each Lender’s order in a principal amount equal to the amount loaned by such Lender.  Each Note will be a senior unsecured obligation of the Company.  Each Note shall bear interest from the date of the borrowing thereunder on the outstanding principal balance thereof at a rate of 3% per annum.  Interest will be due and payable upon the earlier to occur of repayment or maturity.

4.           The obligation of Lenders to make Loans hereunder is subject to the satisfaction of the following conditions:

(a)  On the date of each borrowing:

(i)  Each Lender shall have received a Notice of Borrowing as to such borrowing.

(ii)  Borrower will be in compliance with the terms and provisions of this Commitment Letter and the Note; at the time of, and immediately after, such borrowing, no Event of Default or Default shall have occurred and be continuing; and

(iii)  Borrower’s representations and warranties herein shall be true and complete as if made on and as of the date of such borrowing.

Each borrowing shall be deemed to constitute a representation and warranty by Borrower on the date of such borrowing as to the matters specified in this Section 4(a).

5.           To induce Lenders to enter into this Commitment Letter and to make the Loans, Borrower hereby agrees that:

(a)           The Borrower will issue to each Lender warrants in substantially the form annexed hereto as Exhibit B to purchase one share of the Company’s common stock for every one dollar committed by such Lender under this Commitment Letter (the “Commitment Warrants”).  The Commitment Warrants will be issued on the date hereof, will have an exercise price of $0.30 per share, and will be exercisable in for a period of five years.

(b)           On each Commitment Date, the Borrower will issue to each Lender three warrants (the “Draw Down Warrants”) for every one dollar drawn down from such Lender’s pro rata portion of the Commitment.  The Draw Down Warrants will be issued on the Commitment Date, will have an exercise price of $0.30 per share, will expire five years from the date of this Agreement and will be insubstantially the form of the Commitment Warrants.

(c)           The parties agree, and the Warrant Agreements for the Commitment Warrants and the Draw Down Warrants shall state, that in the event that the Company shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable pursuant to the warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of common stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchasable upon the exercise of the warrant immediately prior to such combination shall be proportionately reduced.

(d)          Borrower will have no obligation to deliver any Commitment Warrants or Draw Down Warrants to any Lender who does not provide the requested funds within two business days after receipt of a Notice of Borrowing.

6.           To induce Borrower to issue the Commitment Warrants or the Draw Down Warrants, as the case may be, each Lender hereby represents and warrants that such Lender (i)  has been advised that none of the Commitment Warrants, the Draw Down Warrants and the common stock issued upon the exercise thereof (collectively the “Securities”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”); (ii) is acquiring the Securities for its account for investment purposes only; (ii) has no intention of selling or otherwise disposing of the Securities in violation of the securities laws of the United States; (iii)  is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and (iv) is familiar with the proposed business, management, financial condition and affairs of the Corporation.

7.           To induce Lenders to enter into this Commitment Letter and to make the Loans, Borrower, by its signature appearing at the end of this Commitment Letter, represents and warrants to each Lender that:

(a)  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Borrower has all requisite corporate power and authority to: (A) own or lease its assets; and (B) to execute and deliver this Commitment Letter, the Notes, the Commitment Warrants and the Draw Down Warrants.

(b)  The execution, delivery and performance by Borrower of the Commitment Letter, the Notes, the Commitment Warrants and the Draw Down Warrants and the borrowings hereunder, (i) have been duly authorized by all requisite corporate action of Borrower, (b) will not violate any provision of any requirement of law or contractual obligation of Borrower, or (c) be in conflict with, result in a breach of, or constitute (alone or with notice or lapse of time or both) a default under any such contractual obligation.

(c)  The Commitment Letter and the Commitment Warrants have been duly executed and delivered by Borrower and the Commitment Letter and Commitment Warrants are, and, if executed and delivered, the Notes and Draw Down Warrants will be, the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

(d)  No license, consent or approval of, registration or filing with, or any other action by, any governmental authority, or any other person pursuant to any contractual obligation of Borrower, is or will be required in connection with the execution, delivery and performance of this Commitment Letter and the Note, except such as have been made or obtained and are in full force and effect.

(e)  The public filings that the Company files from time to time with the Securities and Exchange Commission are true and correct in all material respects.

(f)           The Company has reserved from its authorized but unissued shares a sufficient number of shares to be issued upon the exercise of the Commitment Warrants or the Draw Down Warrants, and such shares, when issued, will be duly authorized, fully paid and non-assessable.

                      [Signature Page Follows]

Please indicate your acceptance of this Commitment Letter by signing this letter and the enclosed counterpart hereof at the place indicated below.

Very truly yours,

Lender	Commitment Amount

Consented to, Acknowledged and
Agreed as of the above date

BOOMERANG SYSTEMS, INC.

By:
Christopher Mulvihill
President